Exhibit 10.1

                        PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 2nd day of March 2005, by and between the following:

      Ronald C. (Ron) Rodgers, an individual and W. R. (Randy) Slaughter, an individual, (collectively hereinafter, the "Sellers"); and

      GK INTELLIGENT SYSTEMS, INC., a Delaware corporation (hereinafter
"GKIS").


                       W I T N E S S E T H


      WHEREAS, subject to the terms and conditions of this Agreement, GKIS and Sellers desire for GKIS to purchase from Sellers, and for Sellers to sell to GKIS, all of the outstanding common stock of R. S. Entertainment, Inc., a Utah corporation (referred to herein as "RS"); and

      WHEREAS, the Board of Directors of GKIS deems it desirable and in the best interests of GKIS and its stockholders that GKIS purchase the RS Stock, in consideration of $1,000,000 worth of GKIS shares to be given in shares of its unregistered common stock at closing; and

      WHEREAS, Sellers deem it desirable and in the best interests of Sellers that Sellers sell the RS to GKIS; and

      WHEREAS, GKIS and Sellers desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

      WHEREAS, Sellers and the Board of Directors of GKIS have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                            SECTION 1

                           DEFINITIONS

      1.1 "Agreement", "RS", "RS Stock", "GKIS", "GKIS Shares", "Sellers", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

      1.2 "Closing Date" shall mean 2:00 p.m., local time, March 2, 2005, at Glendale, California, the date on which the parties hereto shall close the transactions contemplated herein.

      1.3  "1933 Act" shall mean the Securities Act of 1933, as amended.

      1.4 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      1.5 "SEC Documents" shall have the meaning defined in Section 3.5 hereof.

      1.6  "Confidential information" shall have the meaning defined in
Section 11.1 hereof.

                            SECTION 2

           AGREEMENT FOR PURCHASE AND SALE OF RS STOCK

      2.1   Substantive Terms of the Purchase and Sale of RS Stock.

      Sellers shall sell and deliver to GKIS one hundred percent (100%) of the issued and outstanding common stock of RS in a form enabling GKIS, then and there, to become the record and beneficial owner of said common stock, which represent all of the issued and outstanding common stock of RS.

      2.2   Consideration Paid by GKIS.

         (a) GKIS shall deliver the $1,000,000 purchase price in shares of its unregistered common stock. The exact number of shares to be issued shall be determined by taking $1,000,000 and dividing that sum by the average closing price for the five day trading period immediately prior to close. The GKIS Shares shall be issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the GKIS Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The GKIS Shares shall be subject to standard "piggy-back" registration rights and shall also be validly issued and outstanding, fully paid, and non-assessable. If there are not sufficient shares of unissued common stock available at the date of closing the purchase may be paid in shares of preferred stock convertible to common in the amounts defined above.

         (b) It is the present intention of GKIS that, following the Closing Date, RS will operate as a wholly owned subsidiary ("RS-Sub") of GKIS.

         (c) As a condition of the purchase GKIS will an operating finance line of credit to RS-Sub to be used to develop and market its catalog and to develop new talent and artists. The line of credit will be $2,500,000 and is expected to be available upon GKIS's successful completion of its proposed financing. In the event that the line of credit is not available as of May 31, 2005, an additional 1,000,000 shares of GKIS common stock will be issued each month until the line of credit becomes available.

         (d)   The Sellers have the right to rescind this Agreement if line of
credit is not available after 120 days of the closing date.   Should this
Agreement be rescinded Sellers will return the GKIS shares received as part of the purchase price for the RS stock. Sellers shall retain any shares issued in connection with their employment with RS-Sub as liquidated damages.
Neither party will have any additional rights, remedies, or obligations as to the other in case of recession of this Agreement.

                            SECTION 3

              REPRESENTATIONS AND WARRANTIES OF GKIS

      GKIS, in order to induce the Sellers to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Sellers, as follows:

      3.1 Organization and Qualification. GKIS is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. GKIS is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of GKIS.

      3.2 Ownership of GKIS. GKIS is authorized to issue two classes of stock of up to 275,000,000 common shares, $0.001 par value per share, of which approximately 225,000,000 are currently issued and outstanding, and up to 10,000,000 preferred shares, $0.001 par value per share of which there are approximately 100,000 shares outstanding.

     3.3 Authorization and Validity. GKIS has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of GKIS have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in
Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Sellers, this Agreement is a valid and binding agreement of GKIS.

      3.4 No Defaults. GKIS is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended. GKIS is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of GKIS. GKIS is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of GKIS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of GKIS and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

      3.5 SEC Documents; Financial Statements. As of the Closing, GKIS has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of GKIS included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of GKIS as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of GKIS to the Sellers which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading. Neither the Company nor any of its officers, directors, employees or agents has provided the Sellers with any material, non-public information.

      3.6 Absence of Certain Changes. Since the most recent filing by GKIS with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of GKIS. GKIS has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does GKIS have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

      3.7 Documents. The copies of all agreements and other instruments that have been delivered by GKIS to Sellers are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

      3.8 Disclosure. The representations and warranties made by GKIS herein and in any schedule, statement, certificate, or document furnished or to be furnished by GKIS to Sellers pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

      3.9 Due Diligence. GKIS has completed its due diligence and is satisfied with the results.

                            SECTION 4

            REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers, in order to induce GKIS to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to GKIS as follows:

      4.1 Organization and Qualification. RS is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Utah with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted.

      4.2 Ownership of RS Stock. RS is authorized to issue one class of stock, of up to 30,000,000 shares of common stock, $0.001 par value per share. At the date hereof, of such authorized shares, 3,000,000 shares of common stock have been validly issued and are outstanding, fully paid, and non-assessable. All of the shares of common stock are owned of record and beneficially by the Sellers, who have not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of RS. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of RS by or on behalf of RS.

      4.3 Authorization and Validity. The Sellers have the requisite power and are duly authorized to execute and deliver and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of GKIS, this Agreement is a valid and binding agreement of Sellers.

      4.4   RS Financial Statements.

         (a) RS financial statements (as prepared by Sellers as the management of RS) for the current fiscal years ending June 30, 2004 and 2003 and any notes thereto, fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in shareholders' equity, and cash flows of RS, consistent with the past practices of RS (collectively, "RS Financial Statements").

         (b) RS financial statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.

         (c) RS will provide auditable financial statements for fiscal years 2003 and 2004 that are prepared according to GAAP in the United States of America. Receipt and approval of the foregoing financial statements is hereby acknowledged by Buyer.

         (d) Ron Rodgers and Randy Slaughter shall individually execute an agreement with RS-Sub, whereby they will have agreed to continue to act in their various capacities as the management of RS-Sub for a twenty four month period of time with a twelve month renewal thereafter by mutual agreement and an agreement to not compete with GKIS and RS-Sub for a period of thirty-six months from the Close.

         (e) All governmental approvals necessary for the Close and for the operations of Buyer in the manner that RS has operated prior to this transaction have been attained.

      4.5 Conduct and Transactions of RS. Since inception, RS has conducted the operations of its business consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period RS did not:

         (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

         (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

         (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

         (d) Amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

         (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

         (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

         (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; or

         (h) Make any capital expenditures except in the ordinary course of its business.

      4.6 Compensation Due Employees. As of the Closing Date, RS will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of RS that have been performed prior to the Closing Date. As of the Closing Date, RS will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s).

      4.7 Union Agreements and Employment Agreements. RS is not a party to any union agreement or any organized labor dispute. RS has no written or verbal employment agreements with any of its employees.

      4.8 Contracts and Leases. RS is not a party to any written or oral leases, commitments, or any other agreements except what has been disclosed to GKIS. On the Closing Date, RS has paid or performed in all material respects all obligations required to be paid or performed by any of them to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which it is a party.

      4.9    Insurance.  There are no policies of insurance in effect.

      4.10 Liabilities. RS has no liabilities, except as those incurred in the normal course of business, which liabilities are also set forth in relevant detail on RS Financial Statements.

      4.11 Proprietary Rights. RS owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by RS does not, to the best knowledge of Sellers, infringe upon the trademarks or copyrights of any third party.

      4.12  Internal Controls.  Since inception,

         (a) There have been no transactions except in accordance with the general or specific authorization of management of RS;

         (b) RS has devised and maintained systems of internal accounting controls and procedures (the "Internal Controls") that were designed with the objective of providing reasonable assurance that (1) RS transactions were properly authorized; (2) RS assets were safeguarded against unauthorized or improper use; and (3) RS transactions were properly recorded and reported, all
(i) to permit the preparation of RS financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

         (c) RS's chief executive officer has evaluated RS Internal Controls, which evaluation included a review of the controls' objectives and design and the controls' implementation by RS and its management. In the course of the Internal Controls' evaluation, RS management sought to identify data errors, controls problems, or acts of fraud and to confirm that appropriate corrective action, including process improvements, were being undertaken. The Internal Controls were also evaluated on an ongoing basis by other personnel in RS organization. Among other matters, RS has sought to determine whether there were any "significant deficiencies" or "material weaknesses" in the Internal Controls, or whether RS had identified any acts of fraud involving personnel who had a significant role in the Internal Controls. For purposes of this subsection, "significant deficiencies" means "reportable conditions" (control issues that could have a significant adverse effect on the ability to record, process, summarize and report financial data in the financial statements) and "material weakness" means a particularly serious reportable condition where the Internal Controls do not reduce to a relatively low level the risk that misstatements caused by error or fraud may occur in amounts that would be material in relation to RS Financial Statements and not be detected within a timely period by employees in the normal course of performing their assigned functions. RS has also sought to deal with other Internal Controls matters in the evaluation thereof, and, in each case if a problem were identified, RS considered what revision, improvement and/or correction to make in accord with its on-going procedures.

      4.13 Contracts and Agreements. RS is not a party to any material contracts or agreements in respect of the operation of its business other than with artists, producers, labels and distributors.

      4.14 Minute Books. The minute books of RS contains true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and true and accurate copies thereof have been delivered to counsel for GKIS prior to the Closing Date. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

      4.15 Litigation. There are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of RS) pending against or affecting RS at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of RS which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. RS is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

      4.16 Taxes. At the Closing Date, all tax returns required to be filed with respect to the operations or assets of RS prior to Closing Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes. RS tax returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

      4.17 No Defaults. RS is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. RS is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets are subject, if such default would have a material, adverse effect on the financial condition or business of RS. RS is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of RS.
Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of RS and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

      4.18 Documents. The copies of all agreements and other instruments that have been delivered by Sellers to GKIS are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

      4.19 Disclosure. The representations and warranties made by Sellers herein and in any schedule, statement, certificate, or document furnished or to be furnished by RS and/or either of Sellers to GKIS pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

      4.20   No Material Adverse Change.   Sellers warrant and represent that
there has been no material change in the assets, holdings or sources of revenue of the company which would adversely affect its valuation since the date of the financial statements on June 30, 2004.

      4.21 Access to Information To the extent reasonably required for the purpose of this Definitive Agreement, the Selling Shareholders will cause Buyer, its counsel, accountants, advisors, certain insurance brokers, lenders, and all other reasonable representatives of Buyer ("Representatives") to have access, during normal business hours, prior to the Expiration Date (as defined herein), to all the properties, books, contracts, and records of RS, and will cause to be furnished to Buyer and its Representatives all such information concerning the affairs of RS as Buyer or such Representatives may reasonably request. Buyer and its Representatives shall have access to customers and supplier of RS for the purpose of gaining information.

                            SECTION 5

                   INVESTIGATION; PRESS RELEASE

      5.1   Investigation.

         (a) GKIS acknowledges that it has made an investigation of RS to confirm, among other things, the assets, liabilities, and status of business of RS and the cash position, accounts receivable, liabilities, and mortgages in process. In the event of termination of this Agreement, GKIS will deliver to Sellers all documents, work papers, and other materials and all copies thereof obtained by GKIS, or on its behalf, from RS or Sellers, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from RS or Sellers hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to RS or Sellers except to the extent the same is publicly disclosed by RS or Sellers.

         (b) Sellers acknowledge that they have made an investigation of GKIS, which has included, among other things, the opportunity of discussions with executive officers of GKIS, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, Sellers will deliver to GKIS all documents, work papers, and other materials and all copies thereof obtained by either of them, or on behalf of either of them, from GKIS, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from GKIS hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to GKIS, except to the extent the same is publicly disclosed by GKIS.

         (c) Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

      5.2 Press Release. GKIS and Sellers shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.


                            SECTION 6

                            BROKERAGE

      6.1 Brokers and Finders. Neither GKIS nor Sellers, or any of their respective officers, directors, employees, or agents, have employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

                            SECTION 7

               CLOSING AGREEMENTS AND POST-CLOSING

      7.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

         (a) Sellers have executed and delivered documents to GKIS sufficient then and there to transfer record and beneficial ownership to GKIS of the RS Stock, consisting of an aggregate of one hundred percent (100%) shares of common stock of RS. Such shares, shall be validly issued, the total shares outstanding, not pledged, totally unencumbered, fully paid, and non-assessable.

         (b) Ron Rodgers and Randy Slaughter shall individually execute an agreement with RS-Sub, whereby they will have agreed to continue to act in their various capacities as the management of RS-Sub for a twenty four month period of time with a twelve month renewal thereafter by mutual agreement and an agreement to not compete with GKIS and RS-Sub for a period of thirty-six months from the Close.

                            SECTION 8

          Has been intentionally deleted


                            SECTION 9

          Has been intentionally deleted.


                            SECTION 10

          Has been intentionally deleted.

                            SECTION 11

                         CONFIDENTIALITY

      11.1 GKIS acknowledges that its principals have, and will, acquire information and materials from Sellers and/or RS and knowledge about the technology, business, products, strategies, customers, clients and suppliers of RS and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of RS (collectively, such acquired information, materials, and knowledge are the "Confidential Information"). GKIS, itself, and behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

      11.2 The Confidential Information disclosed by the Sellers and/or RS to GKIS shall remain the property of the disclosing party.

      11.3 GKIS, and its principals, shall maintain in secrecy all Confidential Information disclosed to them by Sellers and/or RS using not less than reasonable care. GKIS, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the Sellers unless or until the Confidential Information is:

         (a)   publicly available or otherwise in the public domain; or

         (b)   rightfully obtained by any third party without restriction; or

         (c) disclosed by Sellers and/or RS without restriction pursuant to judicial action, or government regulations or other requirements.

      11.4 The obligations of GKIS under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire upon the sooner of the Closing or one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.


                            SECTION 12


          Has been intentionally deleted.


                            SECTION 13

           NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

      13.1 All statements contained in any certificate or other instrument delivered by or on behalf of GKIS or Sellers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by GKIS or Sellers in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.

                            SECTION 14

                          MISCELLANEOUS

      14.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

             to Sellers:          RS Entertainment, Inc.
                                  3449 E Creek Road
                                  Salt Lake City, SL 84121

             to GKIS:             GK Intelligent Systems, Inc.
                                  Attn: Gary Kimmons
                                  432 Park Avenue South, 2ND Floor
                                  New York, NY  10016

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

      14.2 Time of the Essence. Time shall be of the essence of this Agreement.

      14.3 Costs. Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      14.4 Cancellation of Agreement. In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9, and 10, neither Sellers nor GKIS shall be entitled to any damages, fees, costs, or other consideration.

      14.5 Entire Agreement and Amendment. This Agreement and documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

      14.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

      14.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

      14.8 Attorneys' Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

      14.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

      14.10 Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

      14.11 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

      14.12 Arbitration All claims demands, disputes, controversies, differences, or misunderstandings between the parties relating to this letter of Intent shall be settle by arbitration, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator or arbitrators may be entered and enforced in any court having jurisdiction

      14.13 Public Disclosure. RS will not make any disclosure of the existence of the Letter of Intent or any terms of this Letter of Intent without the consent of the Buyer unless required by law.



      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GK INTELLIGENT SYSTEMS, INC.



By:  /s/  Gary  F. Kimmons
     -------------------------------
     Gary  F. Kimmons
     President & CEO



SELLERS


/s/  Ronald C. Rodgers
-----------------------------------------------------
     Ronald C. Rodgers


/s/  W. R. Slaughter
-----------------------------------------------------
     W. R. Slaughter